UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Calgon Carbon Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CALGON CARBON CORPORATION	P.O. BOX 717	PITTSBURGH, PA 15230-0717	TELEX 671 1837 CCC PGH
PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 22, 2003 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect two Directors for the Class of 2006.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

Very truly yours,

John S. Stanik

Interim President and

Chief Executive Officer

March 21, 2003

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 22, 2003 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

(1)	To elect two Directors for the Class of 2006;

(2)	To ratify the independent auditors of the Company for 2003; and

(3)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company’s Common Stock as of the close of business on March 14, 2003 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

Michael J. Mocniak

Secretary

March 21, 2003

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

April 22, 2003

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 22, 2003 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 21, 2003. The Company’s Annual Report to Stockholders for 2002 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2002 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on March 14, 2003 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 38,984,758 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of February 15, 2003 by each Director of the Company, by John S. Stanik, James G. Fishburne, C.H.S. (Kees) Majoor and Robert P. O’Brien, executive officers of the Company, by James A. Cederna, William E. Cann and Joseph A. Fischette, who are no longer executive officers of the Company but who are named in the summary compensation table, and by all current Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after the record date.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
Robert W. Cruickshank	56,182	*
Thomas A. McConomy	4,259,615	10.9%
Julie S. Roberts(2)	30,550	*
Seth E. Schofield	42,650	*
John P. Surma(3)	26,050	*
Harry H. Weil(4)	46,750	*
Robert L. Yohe	53,150	*
James A. Cederna	729,415	*
William E. Cann	83,500	*
Joseph A. Fischette	0	*
James G. Fishburne(5)	65,500	*
C.H.S. (Kees) Majoor	71,500	*
Robert P. O’Brien(6)	117,035	*
John S. Stanik	88,250	*
All current directors and executive officers as a group (14 persons)(2)(3)(4)(5)(6)	5,012,762	12.6%

 * Less than 1%.

(1)	Includes (i) 43,150 shares in the case of each of Messrs. Cruickshank and Weil, 41,150 shares in the case of Mr. McConomy, 40,650 shares in the case of each of Messrs. Schofield and Yohe and 25,550 shares in the case of each of Ms. Roberts and Mr. Surma, granted under the Company’s 1993 Non-Employee Directors’ Stock Option Plan, (ii) 625,000 shares in the case of Mr. Cederna, 72,000 shares in the case of Mr. Cann, 65,000 shares in the case of Mr. Fishburne, 71,500 shares in the case of Mr. Majoor, 69,000 shares in the case of Mr. O’Brien and 88,050 shares in the case of Mr. Stanik granted under the Company’s Stock Option Plan and (iii) 696,725 shares in the case of all current Directors and executive officers as a group, in each case covered by options granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)	Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(3)	Includes 500 shares held by Mr. Surma’s wife.

(4)	Includes 200 shares held by Mr. Weil’s wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(5)	Includes 500 shares as to which Mr. Fishburne shares voting and investment power with his wife.

(6)	Includes 6,930 shares in the case of Mr. O’Brien and in the case of all Directors and executive officers as a group held under the Company’s Employees Growth Participation Plan and allocated to the account of Mr. O’Brien. No contributions were made to this plan since 1990.

Other Beneficial Owners

Information as of December 31, 2002 with respect to the only persons not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company’s Stock as of the record date is as follows:

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
ICM Asset Management, Inc. and James M. Simmons W. 601 Main Avenue Suite 600 Spokane, WA 99201	3,675,342	9.40%

ICM Asset Management, Inc. and James M. Simmons report that they have shared investment power over all shares, sole voting power over no shares and shared voting power over 2,080,582 shares as of December 31, 2002. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. James M. Simmons is the President of ICM Asset Management, Inc. No individual client’s holdings of the stock are more than five percent of the outstanding stock.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,887,690	7.41%

Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possessed both sole investment and voting power over 2,887,690 shares of the Company as of December 31, 2002. The Funds own all Company shares, and Dimensional disclaims beneficial ownership of such securities.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
David J. Greene & Company, LLC 599 Lexington Avenue New York, NY 10022	2,709,982	6.96%

David J. Greene & Company, LLC reports that it has sole voting power over 31,000 shares and shared voting power over 1,907,560 shares, and sole dispositive power over 31,000 shares and shared dispositive power over 2,678,982 shares as of December 31, 2002. David J. Greene & Company, LLC disclaims beneficial ownership in any of such shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
The TCW Group, Inc., on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, CA 90017	2,637,398	6.80%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2003 by TCW reflecting ownership as of December 31, 2002. This filing states that TCW has shared voting and dispositive power over all 2,637,398 shares. TCW does not admit to beneficial ownership of the shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Strong Capital Management, Inc. and Richard S. Strong 100 Heritage Reserve Menomonee Falls, WI 53051	3,977,333	10.20%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2002 by Strong reflecting ownership as of December 31, 2002. This filing states that Schroder has sole voting power over no shares and shared voting power over 3,965,193 shares and shared dispositive power over all 3,977,333 shares. Strong Capital Management, Inc. is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale, of the shares. Richard S. Strong is the Chairman of the Board of Strong Capital Management, Inc. No individual client’s holdings of the shares are more than five percent of the outstanding stock.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Schroder Investment Management North America, Inc. 875 Third Avenue, 22nd Floor New York, NY 10022	2,205,700	5.68%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by Schroder reflecting ownership as of December 31, 2001, which has not changed in 2002. This filing states that Schroder has sole voting and dispositive power over all 2,205,700 shares.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company’s state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman) and Weil. The Executive Committee, during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Surma (Chairman), McConomy and Yohe. The Compensation Committee’s overall responsibility is to determine and implement the Company’s general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Company’s Incentive Plan or otherwise. The Committee also administers the Company’s Stock Option Plan and has the authority to grant options thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Cruickshank (Chairman) and Weil and Ms. Roberts. All members of the Audit Committee are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The Audit Committee operates under a new charter adopted effective January 1, 2003, which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the new proposed New York Stock Exchange corporate governance requirements. A copy of that charter is attached hereto as Attachment A. It is the responsibility of the Audit Committee to review and approve the Company’s consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults with the Company’s chief financial officer and his staff, and separately with the Company’s independent auditors, as to risk assessment strategies, performance and scope of internal audit services, if any, the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management’s Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company’s quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company’s systems of internal accounting and financial controls, and disclosure controls and procedures, are functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting. The Audit Committee periodically reviews the independent auditors’ qualifications as well as all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company’s internal policies which is brought to its attention and carries out other assignments given to it from time to time by the Board.

Governance Committee. The Governance Committee consists of Messrs. Schofield (Chairman), Weil and Yohe. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. The Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the by-laws of the Company in writing to the Secretary of the Company. Such information should be received no later than January 20, 2004 with respect to nominations for election at the 2004 Annual Meeting of Stockholders.

During 2002, the Compensation Committee held four meetings, the Corporate Governance Committee held four meetings, the Audit Committee held four meetings, and the Executive Committee held one meeting. The Board of Directors held eight meetings during 2002.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. In 2002, Directors who were not employees of the Company received an annual retainer of $18,000 for Board service. Beginning in 2003, non-employee Directors will receive an annual retainer of $20,000. The retainer fees are payable in cash or Common Stock of the Company as described below. In 2002, non-employee Directors also received a fee of $1,500 for each Board meeting attended and $1,500 for each committee meeting attended on a day separate from a Board meeting. In 2002 the Chairmen of each committee received an additional annual retainer of $3,000. Beginning in 2003, non-employee Directors will receive a fee of $1,800 for each Board meeting attended and $1,800 for each Committee meeting attended on a day separate from a Board meeting. The Chairman of each Committee will receive a retainer of $5,000 (with the Chairman of the Audit Committee instead receiving a retainer of $7,500), and each Committee member other than the Chairman will receive a retainer of $3,000 (with the members of the Audit Committee instead receiving a retainer of $5,000). In 2002, no committee meeting fees were paid for committee meetings held by telephone or on the same day as a Board meeting. Beginning in 2003, non-employee Directors will receive a fee of $700 for each Committee meeting attended on the same day as a Board meeting. In 2003 non-employee Directors will receive $1,500 or $1,800 for telephonic meetings depending on the degree of preparation required. Directors working on special projects were paid $1,500 per day in 2002 and will be paid $1,800 per day for such services 2003.

The Board also implemented a cap on the amount of compensation which can be received by a Director in one year for retainer fees, plan compensation and regularly scheduled Board and Committee meetings. In general, a Director should not receive more than $70,000 ($75,000 for Audit Committee members) of such compensation in a year. If a Director does receive more than such amount, he or she would have future phantom stock plan or stock option plan grants reduced by such excess amount.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company’s Common Stock equal to $7,000. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company’s Common Stock changes, the credited value of the director’s phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

1997 Directors’ Fee Plan. The 1997 Directors’ Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors’ Stock Option Plan. The 1993 Non-Employee Directors’ Stock Option Plan, as amended in 1997, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, all of which have option prices in excess of the fair market value of the Common Stock on December 31, 2002.

ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be seven at the present time. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Governance Committee, nominated Harry H. Weil and Robert L. Yohe for reelection as Directors in the Class of 2006, and each of them has agreed to serve if elected. James A. Cederna resigned as President and CEO and as a Director of the Company effective February 21, 2003 and therefore will not stand for re-election. Messrs. Weil and Yohe will hold office until the 2006 Annual Meeting of Stockholders, or until the Director’s prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company’s executive officers who are not Directors.

Name	Age	Position with the Company
	Class of 2006
Harry H. Weil	69	Director
Robert L. Yohe	66	Director
	Class of 2005
Seth E. Schofield	63	Director
John P. Surma	48	Director
	Class of 2004
Robert W. Cruickshank	57	Director
Julie S. Roberts	48	Director
Thomas A. McConomy	69	Director
	Executive Officers
John S. Stanik	49	Interim President and CEO
Leroy M. Ball	34	Vice President and Chief Financial Officer
James G. Fishburne	56	Senior Vice President
Gail A. Gerono	51	Vice President
C.H.S. (Kees) Majoor	53	Senior Vice President
Michael Mocniak	50	Vice President, General Counsel and Secretary
Robert P. O’Brien	52	Senior Vice President

Mr. Stanik has been Senior Vice President—Produce Products and Technology of the Company since October 2001. Mr. Stanik was Vice President, Manufacturing of the Company in 2000, General Manager of United States Manufacturing in 1999 and prior thereto he was the Plant Manager of the Company’s Big Sandy plant.

Mr. Ball has been the Vice President and Chief Financial Officer of the Company since October 2002. Mr. Ball was the Corporate Controller of the Company from September 2000 to November 2002 and Assistant Controller from January 2000 to August 2000. Prior thereto, he was Supervisor of Financial Reporting from July 1998 to January 2000, and an External Reporting Accountant prior to July 1998, with Dravo Corporation, a lime manufacturer.

Mr. Fishburne has been the Senior Vice President, Global Sales with the Company since November 2001. Mr. Fishburne worked for International Paper, a paper and packaging company, as Vice President, Sales & Marketing, Chemical Cellulose Division, from February 2000 to October 2001, as Vice President Sales of the Arizona Chemical Division, from July 1998 to February 2000 and as Director of Sales, Anitec Division, prior to July 1998.

Ms. Gerono has been the Vice President, Investor Relations, Corporate Communications and Invest in People with the Company since October 2002. Prior thereto, Ms. Gerono was the Director, Investor Relations and Corporate Communications with the Company.

Mr. Majoor has been the Senior Vice President and General Manager of the Company’s affiliate Chemviron Carbon since November 2002. He was Vice President Global Marketing of the Company in October 2001, and Sales Director of Chemviron Carbon from January 2001 to September 2001. Prior thereto, he held various positions with Arizona Chemical and Arizona Chemical Europe, which are manufacturers of specialty chemicals derived from wood.

Mr. Mocniak has been Vice President, General Counsel and Secretary of the Company since February 2003. Prior thereto he was Vice President, General Counsel and Secretary of Fansteel Inc., a specialty metals manufacturer.

Mr. O’Brien has been the Senior Vice President—Global Business Development of the Company since January 2000. Mr. O’Brien was President of the Company’s Advanced Separation Technologies subsidiary from January 1999 until January 2000, and prior thereto he was Vice President of the Company’s affiliate Chemviron Carbon.

Mr. McConomy has been a Director of the Company since its formation in 1985. Mr. McConomy is a private investor. Since February 2003 he has been Acting Chairman of the Board of the Company. He also has served as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. McConomy is a director of Equitable Resources, Inc. Mr. McConomy’s brother James H. McConomy is a partner of the law firm of Meyer, Unkovic & Scott LLP, which provides legal services in excess of $60,000 a year to the Company.

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is a consultant providing financial advice to private clients. He is also a director of Friedmans, Inc. and Hurco, Inc.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Chief Financial Officer of Marriott ExecuStay, a division of Marriott International Corporation, a hospitality company, since September 2000. Ms. Roberts was Vice President—Financial Planning and Analysis at Marriott from September 1998 to September 2000 and prior thereto was Vice President—Reservations at US Airways, a major air carrier.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of the United States Steel Corporation, Marathon Oil Corporation and Candlewood Hotels.

Mr. Surma has been a Director of the Company since July 2000. Mr. Surma has been President of United States Steel Corporation, a steel manufacturer, since March 2003. From January 2002 to February 2003, Mr. Surma was Vice Chairman and Chief Financial Officer of United States Steel Corporation. Mr. Surma was Assistant to the Chairman, USX Corporation from September 2001 to December 2001, President, Marathon Ashland Petroleum LLC, an energy firm, from January 2001 to April 2001, Senior Vice President—Supply & Transportation of Marathon Ashland Petroleum LLC from January 2000 to December 2000, President, Speedway Super America LLC, a petroleum product retailer and a wholly owned subsidiary of Marathon Ashland Petroleum LLC, from September 1998 to December 1999, and prior thereto was Senior Vice President—Finance of Marathon Oil Company, an energy firm. Mr. Surma is also a director of the United States Steel Corporation.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is a retired partner of the law firm of Reed Smith LLP, which provides legal services to the Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc. and The Middleby Corporation.

EXECUTIVE COMPENSATION

The Compensation Committee consists of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review the compensation of the Company’s executive officers and methodology from which such compensation is derived. The Compensation Committee then makes recommendations to the Board of Directors on such matters, except for the granting of stock options, which is done by the Committee alone.

The following is the report of the members of the 2002 Compensation Committee, Messrs. Surma (Chairman), McConomy and Yohe, concerning 2002 compensation of the Company’s executive officers.

Compensation Committee Report on Executive Compensation

General policies with respect to executive compensation

The Compensation Committee’s policies with respect to executive compensation are intended to achieve three principal goals.

First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company’s base salaries with those currently paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers to ensure it remains competitive.

Second, the compensation policies are intended to provide a direct link between both individual performance and performance of the Company as a whole, with the officer’s compensation. This is done through bonuses available to executive officers.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in the Company through the granting of stock options. These options are granted at full market prices and with delayed vesting provisions.

The Committee’s general philosophy is that salaries for the Company’s executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the potential compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation such as bonus and stock options.

Compensation in 2002

Salary.    Base salaries are designed to be at levels at or slightly below those of executive officers of comparable companies. The Committee considers a number of factors in its discretion and does not determine base salaries solely by any formula or objective basis. The Committee also uses outside consultants from time to time in this area.

In 2002, the Committee reviewed the salaries of the executive officers and recommended adjustments from no increase to 9%.

Bonus.    The incentive compensation system is intended to provide a direct link between an executive’s bonus and performance. The compensation system used in 2002 was based on results in the areas of economic profit, sales, operating expenses, OSHA reportable incident rates and accomplishment of quarterly group projects. The principal factor used was economic profit. In this context, economic profit is defined as “Net Operating Profit After Taxes” (NOPAT) compared to the “Cost of Capital Employed.” Economic profit is measured at various levels in the corporation and the objective is to link changes in economic profit with executive bonuses. In addition, individuals also have specific performance objectives that influence their bonus. The interaction of economic profit and individual performance determines an executive’s bonus. Based on the performance of the Company and the individual being evaluated, the Committee granted the bonuses set forth in the summary compensation table in 2002.

Effective in 2003, the Committee adopted new criteria under the incentive compensation plan. The plan rewards results based upon five criteria: gross margin percentage, OSHA reportable incident rates, operating cash flow, operating expenses and sales. Executives can receive up to twenty percent of their base salary if the plan is met for the five targets and the executive’s performance is deemed satisfactory, which is a subjective determination. If the Company’s annual operating income target is exceeded, bonuses of greater than twenty percent of an executive’s base salary are payable.

Stock options.    Under the terms of the Company’s Stock Option Plan adopted in 1985, the Committee determines which employees will be granted stock options, the number of options granted, the rate and period of vesting, and other relevant terms.

In determining whether to grant options, the Committee takes into account the number of outstanding options, the market price of the Company’s Common Stock, the performance of the Company and its prospects, potential dilution which could result from exercise of options and the benefits of linking the employees’ incentive to the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors.

In determining whether to grant options to a particular individual, the Committee considers the individual’s level of responsibility, the relationship between successful individual effort and Company results, incentive compensation programs of other companies, the number of unexercised options held by the individual, and other relevant factors.

In 2002, the Committee granted 1,111,500 options to employees. Executive officers (other than Mr. Cederna) received a total of 378,000 options, which currently remain outstanding.

The Stock Option Plan makes stock appreciation rights, payable in cash, and restricted shares available for grant, but the Committee has not made any such grants to executive officers other than to Mr. Cederna, as described below.

Compensation of the chief executive officer in 2002

James A. Cederna, the Company’s President and Chief Executive Officer during 2002, resigned from his position effective February 21, 2003. John Stanik was appointed as Interim President and Chief Executive Officer. Under the terms of Mr. Cederna’s employment agreement, Mr. Cederna received a base pay of $500,000 in 2002. Based upon results under the Company’s incentive compensation plan, Mr. Cederna was paid a $125,625 bonus attributable to 2002; $73,125 was paid in 2002 and the balance was paid in 2003. Also under the terms of his employment agreement, Mr. Cederna received 100,000 stock options in 2002, one fourth of which vested immediately and the remainder of which were to vest over a three-year period. These options reflected the Committee’s desire to link a major portion of Mr. Cederna’s future compensation to increases in the market price of the Company’s Common Stock and thus directly benefit stockholders. Mr Cederna also received a grant of 15,000 restricted shares in 2002, which were to vest in one third increments in February 2003, 2004 and 2005. Upon his termination of employment, Mr. Cederna forfeited 10,000 of such restricted shares and also forfeited 150,000 stock options which had not vested.

Tax policy

If an executive officer’s compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company’s Stock Option Plan contains provisions which are intended to cause grants of stock options under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

JOHN P. SURMA (Chairman)

THOMAS A. MCCONOMY

ROBERT L. YOHE

Summary Compensation Table

						Long Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
James A. Cederna	2002	500,004	125,625	(4)	42,528	118,200	(5)	100,000	1,242
Chairman, President and	2001	500,004	75,000		56,805	0		100,000	1,242
Chief Executive Officer(3)	2000	500,004	0		86,254	0		100,000	810

William E. Cann	2002	202,210	15,649			0		0	0
Senior Vice President,	2001	214,008	16,050			0		36,000	19,108
Chief Financial Officer(6)	2000	211,674	0			0		19,000	62,103

Joseph A. Fischette	2002	211,682	15,649			0		0	0
Senior Vice President,	2001	215,268	16,050			0		24,000	0
General Counsel and Secretary(7)	2000	215,268	0			0		13,000	0

James G. Fishburne	2002	174,996	21,303			0		63,000	174,768
Senior Vice President, Customers
Americas and Asia

C.H.S. (Kees) Majoor(8)	2002	182,391	22,734			0		75,000	3,092
Senior Vice President,
Europe

Robert P. O’Brien	2002	175,356	19,283			0		50,000	0
Senior Vice President,	2001	175,356	13,200			0		50,000	862
Global Business Development

John S. Stanik	2002	174,996	23,783			0		90,000	0
Senior Vice President, Operations	2001	163,755	12,000			0		50,000	0
Americas and Asia(3)

(1)	Consists of the following other annual compensation for Mr. Cederna: reimbursement of personal financial advisor expenses of $34,453 in 2002, $26,150 in 2001 and $31,743 in 2000, and tax gross-up on other annual compensation of $8,075 in 2002, $25,704 in 2001 and $35,632 in 2000.

(2)	Consists of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Cann, which includes taxable reimbursed relocation expenses of $62,103 in 2000 and $19,108 in 2001, (ii) Mr. Fishburne, which includes taxable reimbursed relocation expenses of $174,123 in 2002, and (iii) Mr. Majoor, which include taxable reimbursed relocation expenses of $3,092 in 2002.

(3)	Mr. Cederna left the employ of the Company effective February 21, 2003. Mr. Stanik was appointed as Interim President and CEO.

(4)	Consists of $73,125 paid in 2002 with the balance paid in 2003.

(5)	The value of the restricted stock award shown in the table is based upon the 15,000 shares granted and the closing price of the common stock of the Company on February 5, 2002, the date of grant. Mr. Cederna’s aggregate restricted stock holdings as of December 31, 2002 were 15,000 shares, valued at $74,100 based upon the closing price of the Company’s stock at December 31, 2002. The restricted stock was to vest in one third increments on February 6, 2003, 2004 and 2005. Mr. Cederna was entitled to receive dividends on the restricted stock. Mr. Cederna has left the employ of the Company and has therefore forfeited 10,000 of such restricted shares.

(6)	Mr. Cann left the employ of the Company effective November 20, 2002.

(7)	Mr. Fischette retired from the Company effective November 1, 2002.

(8)	Mr. Majoor’s compensation was converted from Euro to U.S. Dollars at an average annual exchange rate of .95 U.S. Dollars per Euro.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
Name					5% ($)	10% ($)
James A. Cederna	100,000	9.0%	$8.27	4/1/12	$520,000	$1,318,000
William E. Cann	0	—	5.07	1/2/13	0	0
Joseph A. Fischette	0	—	5.07	1/2/13	0	0
James G. Fishburne	63,000	5.7	5.07	1/2/13	200,970	509,040
C.H.S. (Kees) Majoor	75,000	6.7	5.07	1/2/13	239,250	606,000
Robert P. O’Brien	50,000	4.5	5.07	1/2/13	159,500	404,000
John S. Stanik	90,000	8.1	5.07	1/2/13	287,100	727,200

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Cederna(2)	0	$0	550,000	150,000	$0	$0
William E. Cann(2)	0	0	72,000	36,000	0	0
Joseph A. Fischette(2)	0	0	60,500	24,000	0	0
James G. Fishburne	0	0	50,000	103,000	0	630
C.H.S. (Kees) Majoor	0	0	55,000	123,000	0	750
Robert P. O’Brien	0	0	60,500	100,000	0	500
John S. Stanik	16,500	61,637	63,050	140,000	0	900

(1)	Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 2002.
(2)	Messrs. Cederna, Cann and Fischette have left the employ of the Company and have therefore forfeited their unexercisable options.

Employment Agreements

Most of the executive officers of the Company have entered into employment agreements with the Company. The agreements generally provide for continued employment of the officers until terminated by the Company with or without cause. Officers terminated without cause are entitled to severance compensation of up to one year’s base salary plus equivalent benefits until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation at the Company. The agreements provide for a base salary and for bonus compensation as determined by the Company. The agreements also contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. If an employee terminates his or her employment as provided above, or if the Company terminates the employee other than a termination for cause within three years after the change in control, the Company is required to pay severance compensation to the employee for up to 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination and any then unvested stock benefits held by the employee will vest. The agreements also contain confidentiality and non-compete provisions.

Mr. Cederna had an employment agreement, terminated as of February 21, 2003, which provided that he would be employed through April 1, 2004. In general, the Agreement provided that in the event of a termination due to board dissatisfaction or without due cause, Mr. Cederna would have been entitled to severance compensation as described below for a severance period of 24 calendar months without acceleration of vesting on any stock benefits then held by him. If Mr. Cederna’s employment had been terminated after a change in control, he would have been entitled to severance benefits as described below for a severance period of 36 calendar months, and all stock benefits not vested at the time of termination would have vested. Termination by Mr. Cederna following a change in control, would have entitled him to severance compensation for a severance period of six calendar months after such termination, and his stock benefits would have been accelerated. If Mr. Cederna’s employment was terminated for due cause by the Company, then Mr. Cederna would not have been entitled to any severance pay or any acceleration of stock benefits. If Mr. Cederna’s employment had been terminated by Mr. Cederna upon a breach by the Company of the agreement, then Mr. Cederna would have been entitled to severance compensation for a severance period of three calendar months, or through the initial term of the contract, whichever would have been longer, and Mr. Cederna’s stock benefits would have been accelerated. If Mr. Cederna’s employment had been terminated by Mr. Cederna for any other reason, then Mr. Cederna would not have been entitled to any severance pay or any acceleration of stock benefits.

Severance compensation, in general, was defined as the amount of salary and cash bonus received by Mr. Cederna for the calendar year immediately prior to the year in which notice of termination is given. The severance period would have ended on the date, if ever, upon employment by another employer for total compensation equal to at least 90% of his severance compensation. In addition, during the severance period Mr. Cederna would have received equivalent benefits as were provided to him at the time of termination. Mr. Cederna’s agreement also contained confidentiality and non-compete provisions.

Mr. Cederna’s agreement provided that he was entitled to an annual grant of stock options to purchase 100,000 shares of Common Stock at the fair market value of such stock on the first business day of April of each year through 2002, subject to customary vesting provisions. In addition, Mr. Cederna’s agreement provided that, in connection with his annual bonus under the Company’s Incentive Plan, the plan would provide that in the case of Mr. Cederna no such bonus is to exceed 125% of his annual salary.

Severance Agreement

In connection with Mr. Cederna leaving the employ of the Company effective February 21, 2003, the Company and Mr. Cederna entered into an Agreement and General Release. In accordance with the agreement, the Company will currently pay Mr. Cederna a severance payment in the amount of $1,825,000 and will provide Mr. Cederna with his current life insurance and long term disability insurance coverage and will pay premium costs for medical, dental and vision coverages currently provided to Mr. Cederna and his dependents, each through December 31, 2005, unless Mr. Cederna accepts other employment providing such benefits. The agreement provides that the Company may not assert that Mr. Cederna’s separation of employment is for cause and may not exercise the right to terminate payment of severance pay upon Mr. Cederna’s re-employment. Mr. Cederna releases the Company from any other claims he may have under his employment agreement. Mr. Cederna retains the right to his vested stock options and restricted stock but any unvested stock options and restricted stock are forfeited.

Performance Graph

Comparison of Five-Year Cumulative Total Return*

Among Calgon Carbon’s Common Stock, S&P 500 Composite Index

and Peer Group

*	Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

The Company believes that its core business consists of purifying air, water and other products. As such, the Company uses as a comparative peer group benchmark, the companies included in the Robert W. Baird & Co. Filtration/Separation Group. The companies included in this group are:  BHA Group Holdings Inc., Clarcor, Inc., Cuno, Inc., Donaldson Co. Inc., Esco Technologies Inc., Flanders Corp., Ionics, Inc., Lydall, Inc., Millipore Corp., Osmonics Inc., and Pall Corp.

Pension Benefits

The Company’s Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 2002, before any reduction to take account of benefits payable by the Company’s former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

Average annual compensation for highest five consecutive years in 10-year period preceding retirement	Annual benefits for years of service (1)
	15 years	20 years	25 years	30 years	35 years
$150,000	$32,925	$43,900	$54,875	$65,850	$76,825
200,000	44,550	59,400	74,250	89,100	103,950
250,000	56,175	74,900	93,625	112,350	131,075
300,000	67,800	90,400	113,000	135,600	158,200
350,000	79,425	105,900	132,375	158,850	185,325
400,000	91,050	121,400	151,750	182,100	212,450
450,000	102,675	136,900	171,125	205,350	239,575
500,000	114,300	152,400	190,500	228,600	266,700

(1)	Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $160,000 during 2003 and 2002 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $200,000 during 2003 and 2002. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the “bonus” column of the summary compensation table. As of December 31, 2002, Messrs. Cederna, Cann, Fischette, Fishburne, Majoor, O’Brien and Stanik had three, three, 23, two, one, 29 and 11 years of service, respectively, under the plans. Pursuant to his employment agreement, Mr. Cederna was entitled to retirement income under the plan, when combined with amounts then payable to Mr. Cederna under the retirement plans of former employers of Mr. Cederna, equal to the retirement income he would have received under the plan (without the application of any maximum amount of retirement income specified in the plan) if his years of credited service under the plan had included the years of his full-time employment by such other employers. This retirement provision was terminated upon Mr. Cederna’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

A Form 4 for John Stanik was timely filed in 2002 reporting his sale of shares, but his concurrent exercise of stock options related to such sale was not timely reported on the form. A Form 5 for James Cederna was timely filed for 2002 reporting a grant of options, but a grant of restricted stock in 2002 was not timely reported on the form. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

Certain Related Transactions

In 2002, the Company purchased the home of former Chief Financial Officer William Cann in connection with his relocation. The purchase price was $605,000 and was based upon the average of two independent appraisals. The home was sold by the Company in 2002.

INDEPENDENT AUDITORS

Report of the Audit Committee

The charter of the Audit Committee was adopted by the Board of Directors effective January 1, 2003 and is reviewed annually by the Committee. The Committee’s mission is to be the principal means by which the Board of Directors oversees management’s preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2002, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, their letter required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company’s Annual Report on Form 10-K for the year ended  December 31, 2002, for filing with the Securities and Exchange Commission, and be included in the Company’s annual report to stockholders for the year 2002.

In periodic meetings with the Company’s financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management is responsible for the Company’s financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent auditors included in their report on the Company’s financial statements.

A copy of the Audit Committee’s new charter is attached as Attachment A to this Proxy Statement.

ROBERT N. CRUICKSHANK, CHAIRMAN

JULIE S. ROBERTS

HARRY H. WEIL

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for 2003. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2002.

The Board of Directors recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint independent auditors for 2004.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, required statutory audits and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002 were $431,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

All other fees billed by Deloitte for the fiscal year ended December 31, 2002 were $311,000, including audit related services of $53,000 and other non-audit services of $258,000. Audit related services generally include fees for employee benefit plan audits and financial due diligence consultations. Other non-audit services generally include tax advice and tax return assistance.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte’s independence.

VOTE REQUIRED

The two nominees for election as Directors in the Class of 2006 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their class at that meeting by the holders of the Company’s Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

The proposal to ratify the independent auditors will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2004 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 21, 2003 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2004 Annual Meeting. The 2004 Annual Meeting is tentatively scheduled for April 21, 2004.

Section 1.08 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company not later than the notice deadline determined under such Section 1.08. This notice deadline will generally be 60 days prior to the anniversary of the date of the Company’s Proxy Statement for the Annual Meeting for the previous year, or January 20, 2004 for the Company’s Annual Meeting in 2004. Any shareholder proposal received by the Secretary of the Company after January 20, 2004 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Michael J. Mocniak

Secretary

March 21, 2003

Attachment A

to Proxy Statement

CALGON CARBON CORPORATION

Audit Committee Charter

(Effective January 1, 2003)

Statement of Purpose

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal audit services function, (iii) the annual independent audit of the Company’s financial statements, (iv) the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, and (vi) the fulfillment of the other responsibilities set forth herein.

Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within the scope of its responsibility. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (ii) to retain outside legal, accounting or other consultants to advise the Committee, and (iii) to request any officer or employee of the Company, the Company’s outside counsel, inside counsel, independent auditors or internal auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Membership

The Audit Committee shall be comprised of not less than three nor more than ten members. Each member shall be a member of the Board of Directors and shall be independent and qualified under standards established by applicable law and/or stock exchange listing standards. At least one member of the Committee shall be a “financial expert,” as defined by applicable law. No director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. Except in any such member’s capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, no member shall accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or any subsidiary thereof.

Meetings

The Audit Committee will meet at least six times a year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via teleconference. The Committee may invite members of management, auditors, or others to attend meetings and provide pertinent information, as necessary. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of each meeting will be prepared. If requested by any member of the Committee, time shall be allotted for an executive session of Committee members only and any executives or outside advisors they might want to invite.

Quorum

A majority of the total number of Committee members then in office shall constitute a quorum for the transaction of business at any meeting. All matters shall be decided by the affirmative vote of a majority of members present in person or by proxy at a meeting duly called and held.

Relationship with Independent Auditor

One of the important duties of the Audit Committee is the relationship of the Company with its independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The independent auditor shall report directly to the Audit Committee.

Responsibilities

The following shall be the principal responsibilities of the Audit Committee:

1.	Recommendation and Engagement of Independent Auditors. The Committee shall recommend annually to the Board of Directors the firm of independent auditors to be nominated for election by the shareholders to audit the financial statements of the Company, and the Committee shall appoint, replace, compensate and oversee the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.	Approval of Audit and Non-Audit Fees and Services of Independent Auditors. The Committee shall review the fees proposed for the coming year and approve the final fees and expenses of the independent auditors for audit services and non-audit services performed by the independent auditors for the past year, and approve in advance all audit and non-audit services to be performed by the independent auditors, however, in accordance with and as defined by applicable law, in no event shall the non-audit services include (i) bookkeeping or other services related to the accounting records or financial statements of the Company, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) broker or dealer, investment adviser, or investment banking services, (viii) legal services and expert services unrelated to the audit, and (ix) any other service that the Board of Directors determines, by regulation, is impermissible. The foregoing approval of non-audit services is subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit.

3.	Determination of Independence of Independent Auditors. The Committee shall annually review the independence letter issued by the independent auditors under Independence Standards Board Standard No. 1, actively engage in a dialog with the independent auditors with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain the auditor’s continuing independence.

4.	Determination as to Performance of Independent Auditors. The Committee shall annually review a report by the independent auditor, which sets forth (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

5.	Audits by Independent and Internal Auditors. The Committee shall review annually the scope of audit activities of both the independent auditors and the internal audit staff, including a review of risk assessment strategies.

6.	Meetings with Independent and Internal Auditors and Management. The Committee shall meet separately and periodically with the independent auditors, the internal audit staff and management with respect to the status and results of their activities including, without limitation, with respect to the independent auditors (i) any audit problems and management’s response thereto, (ii) all critical accounting policies and practices used, (iii) all alternative treatments of financial information within generally accepted accounting principles discussed with management, including ramifications with respect thereto and the treatment preferred by the independent auditors, and (iv) other material written communications between the independent auditors and management.

7.	Internal Auditors Access to Board, Audit Committee and Management. The Committee shall ensure that the internal audit function is structured in a manner that permits the internal audit staff to have full and unrestricted access to the Board, the Audit Committee, management, and the Company’s records, personnel and physical properties relevant to the fulfillment of its duties.

8.	Review of Internal Auditors’ Charter, Qualifications and Quality Control. The Committee shall annually review the internal audit department’s charter and the experience and qualification of the senior members of the internal audit staff and the quality control procedures of the internal auditors.

9.	Review and Approve Internal Control Reports. The Committee shall review and approve the internal control reports to be included in the annual report, which shall provide that it is the responsibility of management to establish and maintain an adequate internal control structure and procedure for financial reporting, and contain an assessment of the effectiveness of such structure and procedures as of the end of the most recent fiscal year.

10.	Review of Disclosure Controls and Procedures. The Committee shall review with Chief Executive Officer, the Chief Financial Officer and the General Counsel, the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

11.	Compliance with Business Conduct. The Committee shall receive and review reports from management concerning compliance with corporate policies dealing with business conduct.

12.	Review of Business Expense Reporting. The Committee shall annually review the business expense reporting of the officers of the Company.

13.	Review of Contingency Plans. The Committee shall review contingency plans in the event of a failure of information technology systems.

14.	Review of Organizational Structures. The Committee shall periodically review the organizational structures of entities through which the Company conducts its business.

15.	Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with Company’s Code of Business Conduct. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

16.	Review of Annual and Quarterly SEC Filings. The Committee shall review, approve and discuss with management and the independent auditors the annual and quarterly financial statements, the annual report to shareholders and the Form 10-K annual report giving special consideration in any such review to material changes in accounting policy and assessing the fairness of the financial statements and disclosures including, without limitation, the Company’s disclosures in Management’s Discussion and Analysis contained in any such report.

17.	Review of Earnings Releases and Other Financial Information. The Committee shall review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

18.	Review of Benefit Plans. The Committee shall receive and review the audit plans and audit reports of the Company’s benefit plans.

19.	Preparation of Report for Proxy Statement. The Committee shall produce the Audit Committee Report that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

20.	Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

21.	Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Determination of Compensation Amounts. The Committee shall determine for the Company the amount of compensation to (i) the independent auditor employed by the Company for the purpose of rendering or issuing an audit report, and (ii) independent counsel and other advisers necessary for the Audit Committee to carry out its duties.

23.	Performance Evaluation. The Committee shall complete an annual performance evaluation of this Committee and its members consistent with the responsibilities set forth in this charter.

24.	Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

25.	Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

26.	Review Codes of Conduct. The Committee shall review codes of conduct applicable to directors, officers and employees of the Company and its subsidiaries.

27.	Review of Charter. The Committee shall reassess and report to the Board on the adequacy of this charter on an annual basis.

                         Annual Meeting of Stockholders
                                       of
                           Calgon Carbon Corporation

                                 April 22, 2003
                                   1:00 P.M.

                                Company's Office
                            400 Calgon Carbon Drive
                            Pittsburgh, Pennsylvania

                                  DETACH HERE

                                     PROXY

                           CALGON CARBON CORPORATION

             Proxy Solicited on Behalf of the Board of Directors of
P      the Company for Annual Meeting of the Stockholders April 22, 2003

R  John S. Stanik and Michael J. Mocniak, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution, to
O  vote all the shares of Common Stock of Calgon Carbon Corporation (the
   "Company") which the undersigned may be entitled to vote at the Annual
X  Meeting of Stockholders of the Company scheduled for April 22, 2003, and at any adjournment thereof, as directed on the reverse side of this proxy card
Y  and, in their discretion, on any other matters which may properly come before the meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof, if not specified, the shares represented by this proxy will be voted FOR proposals 1 and 2.

   -----------------------------------------------------------------------------

   PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND
  RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE
  REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR
   NAME BELOW. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR
       TRUSTEE, PLEASE GIVE TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN.

   -----------------------------------------------------------------------------

   HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

   --------------------------------            ---------------------------------

   --------------------------------            ---------------------------------

CALGON CARBON CORPORATION

C/O EquiServe Trust Company, N.A.
Post Office Box 8981
Edison NJ 08818-8981

                              Voter Control Number
                          ----------------------------
                          |                          |
                          |                          |
                          ----------------------------
                Your vote is important. Please vote immediately.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

    Please mark
[X] votes as in
    this example.

          This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------
                            FOR   WITHHELD   The nominees are:                                               FOR   AGAINST   ABSTAIN
1. To elect Directors for                      Harry H. Weil      2. Ratification of Deloitte & Touche LLP
   the class of 2006.                          Robert L. Yohe        as independent auditors for 2003.

             --------------------------------------------
               For all nominees except as written above.

                    Mark box at right if you plan to attend the Annual Meeting.

                    Mark box at right if an address change or comment has
                    been noted on the reverse side of this card.

                 Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When
                 signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: ______________ Date: _______ Signature: ______________ Date: _______